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                                                                    Exhibit 16.1



May 6, 2002
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the Proxy Statement dated April 30, 2002 of Orbit/FR, Inc. and are in agreement with the statements contained in the second and third paragraphs under the heading "INDEPENDENT PUBLIC ACCOUNTANTS " on page 7. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                     /s/ Ernst & Young LLP